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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of I-Flow Corporation on Form S-3 of our reports dated February 19, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Costa Mesa, CA
November 12, 1998